UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2016

ADURO BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37345	94-3348934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 Bancroft Way, 3C

Berkeley, California 94710

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 848-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

Set forth below are the proposals voted upon at the Annual Meeting (the “Annual Meeting”) of Stockholders of Aduro Biotech, Inc. (the “Company”) held on June 9, 2016 at 626 Bancroft Way, 3C, California 94710, along with the final voting results thereon:

Proposal 1—To elect the three Class I directors named below to serve until the 2019 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified. Each of the three named nominees was so elected, with the votes thereon at the Annual Meeting as follows:

	Final Voting Results
Nominees	For	Withheld	Broker Non-Votes
Stephen T. Isaacs	46,500,922	1,492,553	5,433,454
William M. Greenman	46,230,348	1,763,127	5,433,454
Stephen A. Sherwin, M.D.	47,730,285	263,190	5,433,454

Proposal 2—To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. This proposal was approved by the requisite vote, with the votes thereon at the Annual Meeting as follows:

Final Voting Results
For	Against	Abstain	Broker Non-Votes
53,067,141	351,046	8,742	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADURO BIOTECH, INC.

Dated: June 10, 2016	By:	/s/ Jennifer Lew
Jennifer Lew
Senior Vice President of Finance